Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Energy West, Incorporated:
We consent to the incorporation by reference in the registration statement of Energy West, Incorporated on Form S-8 (File No. 333-123341) filed on March 16, 2005 of our report dated September 15, 2005, on the consolidated balance sheets of Energy West, Incorporated and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, which report appears in Energy West, Incorporated’s Annual Report on Form 10-K for the year ended June 30, 2005.
HEIN & ASSOCIATES LLP

Phoenix, Arizona
September 27, 2005

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